UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 315-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
EXHIBIT 4.1

SIGNATURES

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Pursuant to the Indenture dated as of April 17, 1998 (the “Indenture”), between UCBH Holdings, Inc. (the “Company”) and Wilmington Trust Company (“Wilmington”), as Trustee, the Company gave notice to Wilmington of its intention to redeem on June 27, 2005 all $30,928,000 aggregate principal amount of the 9.375% junior subordinated debentures due May 1, 2028 (the “Debentures”) issued by the Company under the Indenture. The redemption price consists of the $30,928,000 aggregate principal amount plus aggregate unpaid interest of $451,033.33. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

As a result of the redemption of the Debentures, and pursuant to the Amended and Restated Declaration of Trust of UCBH Trust Co., dated as of April 17, 1998, by the Company, as Sponsor and Debenture Issuer, and Wilmington, as Trustee, Wilmington notified the holders of Trust Preferred Securities issued by UCBH Trust Co. that the Trust Preferred Securities will be redeemed on June 27, 2005. Following the redemption, the Company’s capital ratios will continue to be considered “well capitalized” for regulatory purposes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

     The following exhibit is included with this Report:

Exhibit Number	Description
4.1	Indenture, dated as of April 17, 1998, between the Company and Wilmington, as Trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.

Date: May 27, 2005	By:	/s/ Jonathan H. Downing

Jonathan H. Downing
Executive Vice President and
Chief Financial Officer